Exhibit (a)(1)(Q)

NOTICE OF GUARANTEED DELIVERY

for
Tender of Shares of Class A Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
Maxwell Shoe Company Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 6, 2004, UNLESS THE OFFER IS EXTENDED.

      As set forth in “THE OFFER — Section 3” of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates (“Share Certificates”) representing shares of Class A Common Stock, par value $.01 per share (the “Shares”), of Maxwell Shoe Company Inc., a Delaware corporation (“Maxwell”), or if applicable, certificates (“Rights Certificates”) for the associated rights to purchase shares of Series A Junior Participating Preferred Stock of Maxwell (the “Rights”) issued pursuant to the Rights Agreement, dated as of November 2, 1998 (as amended from time to time, the “Rights Agreement”), by and between Maxwell and EquiServe Trust Company, N.A., as Rights Agent, are not immediately available (including, without limitation, if the Distribution Date (as defined in “THE OFFER — Section 11” of the Offer to Purchase) has occurred, but Rights Certificates have not yet been distributed); (ii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis or (iii) time will not permit all required documents to reach The Bank of New York, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in “THE OFFER — Section 1” of the Offer to Purchase). Unless the context otherwise requires, all references herein to the “Shares” shall be deemed to include the associated Rights, and all references herein to the “Rights” shall be deemed to include the benefits that may inure to holders of Rights pursuant to the Rights Agreement. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in “THE OFFER — Section 3” of the Offer to Purchase). See “THE OFFER — Section 3” of the Offer to Purchase.

The Depositary for the Offer is:

THE BANK OF NEW YORK

By Mail: Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	By Hand or Overnight Delivery: Tender & Exchange Department 101 Barclay Street Receive and Delivery Window New York, New York 10286

By Facsimile Transmission:

(For Eligible Institutions Only)

(212) 815-6433

Confirmation Receipt of Facsimile by Telephone Only:

(212) 815-6212

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

      THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby tenders to MSC Acquisition Corp., a New York corporation (“Purchaser”) and an indirect wholly owned subsidiary of Jones Apparel Group, Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated March 23, 2004 (as amended and supplemented, the “Offer to Purchase”), the Supplement thereto dated May 26, 2004, the Second Supplement thereto dated June 21, 2004 and in the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares and/or Rights set forth below, all pursuant to the guaranteed delivery procedures set forth in “THE OFFER — Section 3” of the Offer to Purchase.

Name(s) of Record Holder(s)

Please Print

Address(es)

Zip Code

Daytime Area Code and Tel. No.

Signature

Number of Shares

Number of Rights

Certificate Nos. (if available)

(Check box if Shares and/or Rights will be tendered by book-entry transfer)

☐ The Depository Trust Company Account Number at Book Entry Transfer Facility

Date:

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares and/or Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in “THE OFFER — Section 2” of the Offer to Purchase) with respect to such Shares and, if applicable, such Rights, in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in “THE OFFER — Section 2” of the Offer to Purchase), and any other required documents, within (a) in the case of Shares three NASDAQ trading days after the date hereof or (b) in the case of the Rights, a period ending on the later of (i) three NASDAQ trading days of the date hereof and (ii) three business days after the date Rights Certificates are distributed to the stockholders by Maxwell.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Address:

Zip Code

Telephone Number (       )

Authorized Signature

Please Type or Print Name

Title

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.